UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2017

Grand Havana Inc.

(Exact name of registrant as specified in its charter)

JunkieDog.com, Inc.

(Former name of registrant)

Nevada (State or other jurisdiction of incorporation)	000-55037 (Commission File Number)	27-0631947 (IRS Employer Identification No.)

407 Lincoln Rd. Suite 2A

Miami Beach, FL 33139

(Address of principal executive offices)

Registrant’s telephone number, including area code: 305.297.2207

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 17, 2017, the Company was notified by its independent accountant that during the course of reviewing prior filings in preparation of the audits for 2015 and 2016, it was discovered that there were errors in recording certain transactions with regard to the Company’s reverse merger in 2014. The Company expects that it will need to eliminate any goodwill carried from that transaction. The elimination of goodwill will decrease the amount of total assets for the periods affected. The Company has identified this error in the filings on Form 10-Q for the quarterly periods ended September 30, 2014, December 31, 2014, and March 31, 2015.

The Company anticipates filing its annual report on Form 10-K for the year ended June 30, 2015 that will include a disclosure of the restatements by quarter.

The Company has provided a copy of this Current Report on Form 8-K to its independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grand Havana, Inc.

Date: November 17, 2017	By: /s/ Robert Rico
Chief Executive Officer